Exhibit 99.2

PG&E Corporation
First Quarter 2011

Supplemental Earnings Materials

Table 1: Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)
First Quarter, 2011 vs. 2010
(in millions, except per share amounts)

	Three months ended March 31,
	Earnings		Earnings per Common Share (Diluted)
	2011	2010	2011	2010

PG&E Corporation Earnings from Operations (1)	$230	$303	$0.58	$0.79
Items Impacting Comparability: (2)
Natural gas pipeline matters (3)	(31)	-	(0.08)	-
Statewide ballot initiative (4)	-	(25)	-	(0.07)
Federal healthcare law (5)	-	(20)	-	(0.05)
PG&E Corporation Earnings on a GAAP basis	$199	$258	$0.50	$0.67

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.
During the three months ended March 31, 2011, PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (Utility) incurred costs of $31 million, after-tax, to comply with California Public Utilities Commission (“CPUC”) orders and National Transportation Safety Board (“NTSB”) recommendations that have been issued in connection with investigations related to the San Bruno accident.  These costs are primarily associated with an extensive review of the Utility's pipeline records, as well as other activities associated with the accident and ongoing investigations.

4.	During the three months ended March 31, 2010, the Utility contributed $25 million to support Proposition 16 - The Taxpayers Right to Vote Act.

5.	During the three months ended March 31, 2010, the Utility recorded a charge of $20 million triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

Table 2: Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Income Available for Common Stock in Accordance with GAAP
First Quarter, 2011 vs. 2010
(in millions)

	Three months ended March 31,

	Earnings
	2011	2010

Pacific Gas and Electric Company Earnings from Operations (1)	$229	$306
Items Impacting Comparability: (2)
Natural gas pipeline matters (3)	(31)	-
Statewide ballot initiative (4)	-	(25)
Federal healthcare law (5)	-	(20)
Pacific Gas and Electric Company Earnings on a GAAP basis	$198	$261

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Stock as reported in accordance with GAAP.

3.
During the three months ended March 31, 2011, the Utility incurred costs of $31 million, after-tax, to comply with CPUC orders and NTSB recommendations that have been issued in connection with investigations related to the San Bruno accident. These costs are primarily associated with an extensive review of the Utility's pipeline records, as well as other activities associated with the accident and ongoing investigations.

4.	During the three months ended March 31, 2010, the Utility contributed $25 million to support Proposition 16 - The Taxpayers Right to Vote Act.

5.	During the three months ended March 31, 2010, the Utility recorded a charge of $20 million triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

Table 3: Key Drivers of PG&E Corporation Earnings per Common Share from Operations
First Quarter, 2011 vs. 2010
($/Share, Diluted)

Q1 2010 EPS from Operations (1)	$0.79

Increase in rate base earnings	0.04

Timing of 2011 GRC and GT&S expense recovery	(0.07)
Storm and outage expenses	(0.05)
Litigation and regulatory matters	(0.06)
Gas transmission revenues	(0.03)
Environmental liability	(0.01)
Increase in shares outstanding	(0.03)
Q1 2011 EPS from Operations (1)	$0.58

1.	See Table 1 for a reconciliation of EPS from operations to EPS on a GAAP basis.

Table 4: PG&E Corporation Share Statistics
First Quarter, 2011 vs. 2010
(in millions, except per share amounts)

	First Quarter 2011	First Quarter 2010	% Change
Common Stock Data

Book Value per share – end of period (1)	$28.74	$26.74	7.48%

Weighted average common shares outstanding, basic	396	371	6.74%
Employee share-based compensation	1	2	(50.00)%
Weighted average common shares outstanding, diluted	397	373	6.43%
9.5% Convertible subordinated notes (participating securities) (2)	-	16	(100.00)%
Weighted average common shares outstanding and participating securities, diluted	397	389	2.06%

1.	Common shareholders’ equity per common share outstanding at March 31, 2011.
2.	PG&E Corporation’s 9.5% Convertible Subordinated Notes were converted to common stock between June 23 and June 29, 2010. These notes were no longer outstanding as of March 31, 2011.

Source:    PG&E Corporation’s Condensed Consolidated Financial Statements and the Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Table 5: Operational Performance Metrics
First Quarter Year-to-Date Actual 2011 vs. Targets 2011

			2011
		Percentage Weight (1)	YTD Actual	YTD Target

1.	Earnings from Operations (in millions)	50%	$ 230	See note (2)

2.	Operational Excellence Index	25%	1.149	1.000

3.	Customer Satisfaction & Brand Health Index	15%	73.3	75.3

4.	Employee Engagement Premier Survey	5%	See note (3)	69.59%

5.	Environmental Leadership Index	5%	1.65	1.00

1.	Represents weighting used in calculating PG&E Corporation Short-Term Incentive Plan performance for management employees.
2.
2011 target is not publicly reported but is consistent with the guidance range originally provided for 2011 EPS from operations of $3.65 to $3.80.  The current publicly disclosed guidance range for 2011 EPS from operations is $3.45 to $3.60.

3.	The Employee Engagement Premier Survey will be administered in September 2011 with results available in November 2011.

DEFINITIONS OF 2011 OPERATIONAL PERFORMANCE METRICS FROM TABLE 5:

1.	Earnings from Operations:

Earnings from operations measures PG&E Corporation’s earnings power from ongoing core operations.  It allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability).  The measurement is not in accordance with GAAP.  For a reconciliation of earnings from operations to earnings in accordance with GAAP, see Tables 1 and 2 above.

The 2011 target for earnings from operations is not publicly reported but is consistent with the guidance range originally provided for 2011 EPS from operations of $3.65 to $3.80.  The current publicly disclosed guidance range for PG&E Corporation’s 2011 EPS from operations is $3.45 to $3.60.   For a reconciliation of 2011 EPS guidance on an earnings from operations basis to a GAAP basis, see Table 7.

2.	Operational Excellence Index:

The Operational Excellence Index is a composite of categories outlined below.  Overall, these metrics provide a balanced view on electric reliability, gas reliability, and safety.  A higher index score indicates better performance in operational excellence.
1. System Average Interruption Frequency Index (SAIFI) – 20% weight
2. Customer Average Interruption Duration Index (CAIDI) – 20% weight
3. Gas Immediate Response – 10% weight
4. Gas Leak Survey Quality – 10% weight
5. Occupational Safety & Health Administration (OSHA) Recordable Rate – 30% weight
6. Motor Vehicle Incident (MVI) Rate – 10% weight

SAIFI is a measure of the frequency that customers experience electrical outages.  CAIDI is a measure of the average duration of electrical outages.  Gas Immediate Response indicates how often calls that require immediate response are responded to within one hour.  The Gas Leak Survey Quality metric is a composite that measures both the quality of gas leak survey assessments as well as the number of those assessments.  The OSHA Recordable Rate measures the number of OSHA Recordable injuries, illnesses, or exposures.  In general, an injury must result in medical treatment beyond first aid or result in work restrictions, death, or loss of consciousness to be OSHA Recordable.  The rate measures how frequently OSHA Recordable cases occur for every 200,000 hours worked, or for approximately every 100 employees per year.  The MVI Rate measures the number of chargeable motor vehicle incidents per 1 million miles driven.  A chargeable incident is one where the Company driver could have prevented an incident, but failed to take reasonable steps to do so.

3.	Customer Satisfaction & Brand Health Index:

The Customer Satisfaction & Brand Health Index is a combination of a Customer Satisfaction Score, which has a 75 percent weighting and a Brand Favorability Score, which has a 25 percent weighting in the composite.  The Customer Satisfaction Score is a measure of overall satisfaction with PG&E’s operational performance in delivering services such as reliability, pricing of services, and customer service experience.  The Brand Favorability Score is a measure of the overall favorability towards the PG&E brand, and measures the emotional connection that customers have with the brand and is based on assessing perceptions regarding PG&E’s images, such as trust, heritage, and social responsibility.  The Customer Satisfaction & Brand Health Index measures residential, small business, and medium business customer perceptions with weightings of 60 percent for residential customers and 40 percent for business customers.  A higher index score indicates better performance in customer satisfaction and brand health.

4.	Employee Engagement Survey:

The Employee Engagement Score is derived by averaging the percent favorable responses to 8 survey items. A higher score indicates better performance in employee engagement.

5.	Environmental Leadership Index:

The Environmental Leadership Index is a combination of environmental compliance, which has a 50 percent weighting and operational footprint, which has a 50 percent weighting in the composite.  The environmental compliance is determined by the number of Notice of Violation (NOV) notices.  The operational footprint is measured by reducing energy and water use, and increasing the diversion of solid waste at company facilities.  A higher index score indicates better performance in environmental leadership.

Table 6: Pacific Gas and Electric Company Operating Statistics
First Quarter, 2011 vs. 2010

	Three Months Ended March 31,
	2011	2010

Electric Sales (in millions kWh)
Residential	7,877	7,704
Commercial	7,686	7,437
Industrial	3,324	3,180
Agricultural	601	633
BART, public street and highway lighting	203	189
Other electric utilities	-	-
Sales from Energy Deliveries	19,691	19,143

Total Electric Customers at March 31	5,181,399	5,150,312

Bundled Gas Sales (in millions MCF)
Residential	84	78
Commercial	18	18
Total Bundled Gas Sales	102	96
Transportation Only	131	149
Total Gas Sales	233	245

Total Gas Customers at March 31	4,323,542	4,293,178

Sources of Electric Energy (in millions kWh)
Utility Generation
Nuclear	4,764	4,723
Hydro (net)	3,069	2,085
Fossil	1,058	1,121
Total Utility Generation	8,891	7,929
Purchased Power
Qualifying Facilities	3,259	3,255
Irrigation Districts	1,195	440
Renewable Resources, excluding QFs	1,951	1,557
Other Purchased Power	2,290	1,088
CAISO Purchases/Sales, net	84	3,777
Total Net Purchased Power	8,779	10,117

Delivery from DWR	622	1,147

Delivery to Direct Access Customers	1,817	1,231

Other (includes energy loss)	(418)	(1,281)

Total Electric Energy Delivered	19,691	19,143

Diablo Canyon Performance
Overall capacity factor (including refuelings)	99%	98%
Refueling outage period	None	None
Refueling outage duration during the period (days)	None	None

Table 7: PG&E Corporation EPS Guidance

2011 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.45	$3.60

Estimated Items Impacting Comparability (1)
Natural Gas Pipeline Matters (2)	(1.08)	(0.52)

Estimated EPS on a GAAP Basis	$2.37	$3.08

1.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in accordance with GAAP.
2.
The estimate includes costs of $350 million to $550 million associated with the increased scope of work the Utility expects to undertake on its gas transmission system.  It also includes third-party claims of up to $180 million in addition to the provision of $220 million recorded in 2010.

Management's statements regarding guidance for earnings from operations per common share for PG&E Corporation and general earnings sensitivities constitute forward-looking statements that are based on current expectations and assumptions that management believes are reasonable, including that the Utility earns its authorized rate of return. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management’s control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within authorized levels and timely recover its costs through rates;

•
the outcome of pending and future regulatory, legislative, or other proceedings or investigations, including the investigations by the NTSB and the CPUC into the cause of the San Bruno accident and the safety of the Utility’s natural gas transmission pipelines in its northern and central California service territory, the CPUC investigation of the December 24th, 2008 natural gas accident in Rancho Cordova, whether the Utility incurs civil or criminal penalties as a result of these proceedings, whether the Utility is required to incur additional costs for third-party liability claims or to comply with regulatory or legislative mandates that the Utility is unable to recover through rates or insurance, and whether the Utility incurs third-party liabilities or other costs in connection with service disruptions that may occur as the Utility complies with regulatory orders to decrease pressure in its natural gas transmission system;

•
reputational harm that PG&E Corporation and the Utility may suffer depending on the outcome of the various investigations, including those by the NTSB and the CPUC, the outcome of civil litigation, and the extent to which civil or criminal proceedings may be pursued by regulatory or governmental agencies;

•
the adequacy and price of electricity and natural gas supplies, the extent to which the Utility can manage and respond to the volatility of electricity and natural gas prices, and the ability of the Utility and its counterparties to post or return collateral;

•
explosions, fires, accidents, mechanical breakdowns, the disruption of information technology and systems, human errors, and similar events that may occur while operating and maintaining an electric and natural gas system in a large service territory with varying geographic conditions that can cause unplanned outages, reduce generating output, damage the Utility’s assets or operations, subject the Utility to third-party claims for property damage  or personal injury, or result in the imposition of civil, criminal, or regulatory fines or penalties on the Utility;

•
the impact of storms, earthquakes, floods, drought, wildfires, disease, and similar natural disasters, or acts of terrorism or vandalism, that affect customer demand or that damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity (“load”) and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology that include the development of alternative technologies that enable customers to increase their reliance on self-generation, or other reasons;

•
the occurrence of unplanned outages at the Utility’s two nuclear generating units at Diablo Canyon Power Plant (“Diablo Canyon”), the availability of nuclear fuel, the outcome of seismic studies the Utility is conducting in the area near Diablo Canyon that could affect the Utility’s ability to operate Diablo Canyon or renew the operating licenses for Diablo Canyon, and and the ability of the Utility to procure replacement electricity if nuclear generation from Diablo Canyon were unavailable;

•
the impact that the recent earthquake and tsunami in Japan may have on the Utility’s ability to continue its nuclear operations at Diablo Canyon or to renew the operating licenses for Diablo Canyon as a result of new legislation that may be adopted, or new orders or regulations that may be issued by the NRC or environmental agencies with respect to the operations, decommissioning, storage of spent nuclear fuel, security, safety, cooling water intake, or other matters associated with the operations at Diablo Canyon;

•
whether the Utility earns incentive revenues or incurs obligations under incentive ratemaking mechanisms, such as the CPUC’s incentive ratemaking mechanism relating to energy savings achieved through implementation of the utilities’ customer energy efficiency programs;

•	the impact of federal or state laws or regulations, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•
whether the Utility can successfully complete its program to install advanced meters for its electric and natural gas customers, allay customer concerns about the new metering technology, and integrate the new meters with its customer billing and other systems while also implementing the system design changes necessary to accommodate retail electric rates based on dynamic pricing (i.e., electric rates that can vary with the customer’s time of use and are more closely aligned with wholesale electricity prices);

•
how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company and the extent to which the interpretation or enforcement of these conditions has a material impact on PG&E Corporation;

•	the extent to which PG&E Corporation or the Utility incurs costs in connection with third-party claims or litigation that are not recoverable through insurance, rates, or from other third parties;

•	the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms;

•
the impact of environmental laws and regulations addressing the reduction of carbon dioxide and other greenhouse gases, water, the remediation of hazardous waste, and other matters, and whether the Utility is able to recover the costs of compliance with such laws, including the cost of emission allowances and offsets that the Utility may incur under federal or state cap and trade regulations;

•
the loss of customers due to various forms of bypass and competition, including municipalization of the Utility’s electric distribution facilities, increasing levels of “direct access” by which consumers procure electricity from alternative energy providers, and implementation of “community choice aggregation,” which permits cities and counties to purchase and sell electricity for their local residents and businesses;

•
the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations, such as The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010; and

•	other factors and risks discussed in PG&E Corporation and the Utility’s 2010 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Table 8: General Earnings Sensitivities
PG&E Corporation and Pacific Gas and Electric Company

Variable	Description of Change	Estimated 2011 Earnings Impact

Rate base	+/- $100 million change in allowed rate base	+/- $6 million

Return on equity (ROE)	+/- 0.1% change in allowed ROE	+/- $12 million

Share count	+/- 1% change in average shares	+/- $0.04 per share

Revenues	+/- $7 million change in at-risk revenue (pre-tax), including Electric Transmission and California Gas Transmission	+/- $0.01 per share

These general earnings sensitivities that may affect 2011 earnings are forward-looking statements that are based on various assumptions.  Actual results may differ materially.  For a discussion of the factors that may affect future results, see Table 7.

Table 9: Cash Flow Sources and Uses
Year-to-Date 2011
PG&E Corporation Consolidated
(in millions)

Cash and Cash Equivalents, December 31, 2010	$291

Sources of Cash
Cash from operations	1,088
Decrease in restricted cash	132
Net proceeds from issuance of commercial paper	415
Common stock issued	82
1,717

Uses of Cash
Capital expenditures	945
Investments in and proceeds from nuclear decommissioning trust investments, net	9
Long-term debt matured	500
Energy recovery bonds matured	97
Common stock dividends paid	174
Other	43
1,768

Cash and Cash Equivalents, March 31, 2011	$240

Source:  PG&E Corporation’s Condensed Consolidated Statement of Cash Flows included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Table 10: PG&E Corporation and Pacific Gas and Electric Company’s Consolidated Cash Position
First Quarter, 2011 vs. 2010
(in millions)

	2011	2010	Change

Cash Flow from Operating Activities (YTD March 31)
PG&E Corporation	$(7)	$(13)	$6
Pacific Gas and Electric Company	1,095	408	687
	$1,088	$395	$693

Consolidated Cash Balance (at March 31)
PG&E Corporation	$188	$198	$(10)
Pacific Gas and Electric Company	52	60	(8)
	$240	$258	$(18)

Consolidated Restricted Cash Balance (at March 31)
PG&E Corporation	$-	$-	$-
Pacific Gas and Electric Company (1)	448	641	(193)
	$448	$641	$(193)

1.	Includes $17 million and $12 million of restricted cash classified as Other Noncurrent Assets – Other in 2011 and 2010, respectively.

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Reports on Form 10-Q for the quarter ended March 31, 2011.

Table 11: PG&E Corporation’s and Pacific Gas and Electric Company’s Long-Term Debt
First Quarter 2011 vs. Year-End 2010
(in millions)

	Balance at
	March 31, 2011	December 31, 2010
PG&E Corporation
Senior notes, 5.75%, due 2014	$350	$350
Unamortized discount	(1)	(1)
Total senior notes	349	349
Total PG&E Corporation long-term debt, net of current portion	349	349
Utility
Senior notes:
4.20% due 2011	-	500
6.25% due 2013	400	400
4.80% due 2014	1,000	1,000
5.625% due 2017	700	700
8.25% due 2018	800	800
3.50% due 2020	800	800
6.05% due 2034	3,000	3,000
5.80% due 2037	950	950
6.35% due 2038	400	400
6.25% due 2039	550	550
5.40% due 2040	800	800
Less: current portion	-	(500)
Unamortized discount, net of premium	(50)	(52)
Total senior notes	9,350	9,348
Pollution control bonds:
Series 1996 C, E, F, 1997 B, variable rates (1), due 2026 (2)	614	614
Series 1996 A, 5.35%, due 2016 (3)	200	200
Series 2004 A-D, 4.75%, due 2023 (3)	345	345
Series 2009 A-D, variable rates (4), due 2016 and 2026 (5)	309	309
Series 2010 E, 2.25%, due 2026 (6)	50	50
Less: current portion	(923)	(309)
Total pollution control bonds	595	1,209
Total Utility long-term debt, net of current portion	9,945	10,557
Total consolidated long-term debt, net of current portion	$10,294	$10,906

(1) At March 31, 2011, interest rates on these bonds and the related loans ranged from 0.17% to 0.24%.
(2) Each series of these bonds is supported by a separate direct-pay letter of credit that expires on February 26, 2012. Although the stated maturity date is 2026, each series will remain outstanding only if the Utility extends or replaces the letter of credit related to the series or otherwise obtains a consent from the issuer to the continuation of the series without a credit facility.

(3) The Utility has obtained credit support from insurance companies for these bonds.
(4) At March 31, 2011, interest rates on these bonds and the related loans ranged from 0.16% to 0.21%.
(5) Each series of these bonds is supported by a separate direct-pay letter of credit that expires on October 29, 2011. The Utility may choose to provide a substitute letter of credit for any series of these bonds, subject to a rating requirement.

(6) These bonds bear interest at 2.25% per year through April 1, 2012, are subject to mandatory tender on April 2, 2012, and may be remarketed in a fixed or variable rate mode.

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Table 12: PG&E Corporation’s and Pacific Gas and Electric Company’s Repayment Schedule and Interest Rates - Long - Term Debt and Energy Recovery Bonds as of March 31, 2011
(in millions, except interest rates)

	2011	2012	2013	2014	2015	Thereafter	Total
Long-term debt:
PG&E Corporation
Average fixed interest rate	-	-	-	5.75%	-	-	5.75%
Fixed rate obligations	$-	$-	$-	$350	$-	$-	$350
Utility
Average fixed interest rate	-	2.25%	6.25%	4.80%	-	5.85%	5.74%
Fixed rate obligations	$-	$50 (2)	$400	$1,000	$-	$8,545	$9,995
Variable interest rate as of March 31, 2011	0.19%	0.21%	-	-	-	-	0.21%
Variable rate obligations	$309 (1)	$614 (3)	$-	$-	$-	$-	923
Less: current portion	(309)	(614)	-	-	-	-	(923)
Total consolidated long-term debt	$-	$50	$400	$1,350	$-	$8,545	$10,345

(1) These bonds, due from 2016 through 2026, are backed by direct-pay letters of credit that expire on October 29, 2011. The bonds will be subject to a mandatory redemption unless the letter of credit is extended or replaced, or the issuer consents to the continuation of these series without a credit facility. Accordingly, the bonds have been classified for repayment purposes in 2011.
(2) These bonds, due in 2026, are subject to mandatory tender on April 2, 2012 and may be remarketed in a fixed or variable rate mode. Accordingly, the bonds have been classified for repayment purposes in 2012.

(3) These bonds, due in 2026, are backed by direct-pay letters of credit that expire on February 26, 2012. The bonds will be subject to a mandatory redemption unless the letters of credit are extended or replaced. Accordingly, the bonds have been classified for repayment purposes in 2012.

	2011	2012	Total
ENERGY RECOVERY BONDS (1):
Utility
Average fixed interest rate	4.59%	4.66%	4.63%
Energy recovery bonds	$307	$423	730

(1) These bonds were issued by PG&E Energy Recovery Funding LLC (“PERF”), a wholly owned and consolidated subsidiary of Pacific Gas and Electric Company. The proceeds were used by PERF to purchase from Pacific Gas and Electric Company the right, known as “recovery property,” to be paid a specified amount from a dedicated rate component to be collected from Pacific Gas and Electric Company’s electricity customers. While PERF is a wholly owned subsidiary of Pacific Gas and Electric Company, it is legally separate from Pacific Gas and Electric Company. The assets, including the recovery property, of PERF are not available to creditors of PG&E Corporation or Pacific Gas and Electric Company, and the recovery property is not legally an asset of PG&E Corporation or Pacific Gas and Electric Company.

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Reports on Form 10-Q for the quarter ended March 31, 2011.

Table 13: Pacific Gas and Electric Company
Description of Selected Regulatory Cases

Name	Brief Description	Docket Number

Gas Pipeline Safety Order Instituting Rulemaking
This is a forward-looking CPUC proceeding to establish a new model of natural gas pipeline safety regulation applicable to all California pipelines.

Public Participation Hearings (PPH) are scheduled to allow the public full opportunity to present their views on the CPUC’s regulation of natural gas transmission and distribution pipelines. The first PPH was held in San Bruno, California on April 5, 2011. Additional PPHs are scheduled for May 12, 2011 in Los Angeles, California and May 16, 2011 in Santa Rosa, California. A pre-hearing conference is scheduled for June 2, 2011.  After the pre-hearing conference, the CPUC will issue a scoping memo that will confirm the scope and set a procedural schedule for the remainder of the proceeding.
R.11-02-019 D.11-03-047
Gas Transmission System Records Order Instituting Investigation
This is a formal CPUC investigation to determine whether the Utility violated any provision or provisions of the California Public Utilities Code, Commission general orders or decisions, or other applicable rules or requirements pertaining to safety recordkeeping for its gas service and facilities. This proceeding will pertain to the Utility’s safety recordkeeping for the San Bruno, California gas transmission pipeline that ruptured on September 9, 2010. This investigation will also review and determine whether the Utility’s recordkeeping practices for its entire gas transmission system have been unsafe and in violation of the law. A prehearing conference is set for May 9, 2011.
I.11-02-016
Rancho Cordova Order Instituting Investigation
This is a formal CPUC investigation to determine whether the Utility violated any provision or provisions of the California Public Utilities Code, Commission general orders or decisions, or other applicable rules or requirements in regards to its gas service and facilities, pertaining to a gas explosion and fire that occurred on December 24, 2008 in Rancho Cordova, California. A scoping memo was issued on April 18, 2011. Evidentiary hearings in this proceeding will begin July 18, 2011 and continue through July 29, 2011 as needed.
I.10-11-013
Transmission Owner (“TO”) 13 Rate Case
On April 28, 2011, the Utility filed with the FERC a request to approve an uncontested settlement of the Utility’s electric Transmission Owner rate case.  The settlement, if approved, will increase the annual retail revenue requirement from $875 million to $934 million with rates effective as of March 1, 2011.  It is expected that FERC will act on the settlement by the end of Q3 2011.
ER10-2026-000
2010 Long Term Procurement Plan (“LTPP”)
This is a CPUC proceeding to ensure a reliable and cost-effective electricity supply in California through integration and refinement of a comprehensive set of procurement policies to meet system capacity needs, and a set of products, processes and procurement strategies to serve bundled customers.
R.10-05-006
Nuclear Relicensing
On January 29, 2010, the Utility filed an application with the CPUC to recover the costs associated with renewal of the Diablo Canyon Power Plant operating licenses for Units 1 and 2 for an additional 20 years to 2044 and 2045.  The Utility estimates that these costs will total $85 million. The application requests authority to recover in rates, starting January 1, 2015, an initial revenue requirement of $21.6 million for costs associated with obtaining the federal and state approvals required to seek license renewal.  On April 11, 2011, the Utility requested that the NRC delay final action on the Utility's renewal application until after the Utility completes additional seismic studies and submits a report to the NRC addressing the results of those studies.  On April 14, 2011, a motion was filed requesting that the CPUC dismiss the Utility's application to recover the costs associated with the relicensing effort.  It is unknown at this time when a final decision will be issued.
A.10-01-022
2011 General Rate Case (“GRC”)
On February 22, 2011, a proposed decision (PD) and alternate proposed decision (APD) were received in the 2011 General Rate Case.  Both the PD and the APD would approve the GRC settlement agreement.  The PD would authorize a GRC revenue requirement increase for 2011 of $448 million, or 8.0%, over the current authorized level.  The proposed increase is comprised of $235 million for electric distribution, $47 million for gas distribution, and $166 million for electric generation.  The PD would authorize the Utility additional post-test year attrition increases totaling $180 million for 2012 and $185 million for 2013.  The APD differs from the PD with respect to the authorized rate of return on the unamortized value of electromechanical meters that are replaced by SmartMeter™ devices.  This issue was excluded from the settlement agreement.  The APD 2011 revenue requirement increase would be $454 million.  A final decision is expected in Q2 2011.
A.09-12-020 A.10-03-014
Manzana Wind Project
On March 24, 2011, the CPUC adopted a decision denying the Utility’s application for approval of and issuance of a Certificate of Public Convenience and Necessity to acquire, develop, and construct the Manzana Wind Project as utility-owned renewable generation and to recover the costs of the project in rates. The decision also denied the Utility’s January 19, 2011, motion to withdraw the application as moot.
A.09-12-002 D.11-03-036
Request for New Generation Offers and Potential New Utility-Owned Generation
On December 16, 2010, the CPUC approved the Utility’s purchase and sale agreement with Contra Costa Generating Station LLC for the development and construction of the Oakley Generating Station, a proposed 586-megawatt natural gas-fired generation facility to be located in Oakley, California.  The CPUC’s  decision prohibits the Utility from recovering any of its associated costs in customer rates before January 1, 2016.  On January 16, 2011, several consumer interest and environmental groups filed applications for rehearing of the CPUC’s decision.
A.09-09-021 D.10-07-045 D.10-12- 050
2011 Gas Transmission and Storage (“GT&S”) Rate Case
On April 14, 2011, the CPUC issued a final decision in the Utility’s 2011 Gas Transmission and Storage (GT&S) rate case. The decision approves the Gas Accord V settlement agreement, entered into among the Utility and other parties to determine the rates and terms and conditions of the Utility’s gas transmission and storage services for a four-year period beginning January 1, 2011. The CPUC authorized a 2011 natural gas transmission and storage revenue requirement of $514 million, an increase of $52 million over the 2010 adopted revenue requirement. With attrition increases, the Utility’s revenue requirements for 2012, 2013, and 2014 will be $541 million, $565 million, and $582 million, respectively. The decision also provides for a revenue sharing mechanism by which any under- or over-collection of GT&S revenue requirements would be shared with customers based on the following negotiated terms: 50% for backbone, 75% for local transmission, and 75% for storage. With the exception of storage, where the Utility will be at risk for 100% of a net under-collection, the mechanism provides for symmetrical sharing (i.e., upside and downside). The decision also requires the Utility to file a semi-annual safety report beginning October 1, 2011, verifying and detailing the Utility’s use of funds budgeted for pipeline safety, reliability and integrity projects and activities. The CPUC also added a new phase to the GT&S rate case to address the immediate actions that the CPUC and the Utility may take to ensure the integrity, safety, and reliability of the Utility’s GT&S operations during the upcoming four-year rate case cycle. Based on the current schedule, a final decision in the new safety phase is expected by June 2011.
A.09-09-013 D.11-04-031
Energy Efficiency Order Instituting Rulemaking Post-2005
This is a CPUC proceeding to establish incentive ratemaking mechanisms for implementation of the California utilities’ energy efficiency programs and to resolve the utilities’ claims for 2006-2008 shareholder incentives.  On December 16, 2010, the CPUC voted to award the Utility a final true-up payment of $29.1 million based on the Utility’s achievement of energy efficiency savings during the 2006-2008 energy efficiency program cycle.  Including the December payment, the CPUC has awarded the Utility a total of $104 million in incentive revenues for energy savings achieved over the 2006-2008 program cycle. An application for rehearing of this decision is pending. The CPUC also confirmed that the risk/reward incentive mechanism would apply to the 2009 program year, subject to various modifications. The CPUC requires utilities to submit applications for 2009 incentive awards by June 30, 2011, to enable the CPUC to issue a final decision by the end of 2011. Finally, the CPUC is expected to eventually determine the basis for the incentive mechanism for program savings realized in 2010 and beyond.
R.09-01-019 D.09-12-045
Smart Grid Order Instituting Rulemaking
This is a CPUC proceeding to consider the development of smart grid technologies in California and to establish procedures for the Utility, SCE and SDG&E to obtain CPUC approval for smart grid-related investments through general rate cases or individual applications.  On June 24, 2010, the CPUC issued a decision which requires the Utility, SCE and SDG&E to submit smart grid deployment plans by July 1, 2011.  The plans should present a vision, strategy, and roadmap for how the smart grid will enable consumers to capture the benefits of a wide range of energy technologies, products, and services while protecting consumers’ privacy. This rulemaking proceeding will also consider customer privacy, third party access, and deployment plan metrics in 2011.
R.08-12-009 D.09-12-046 D.10-06-047

Most of these regulatory cases are discussed in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, or PG&E Corporation and Pacific Gas and Electric Company’s combined Annual Report on Form 10-K for the year ended December 31, 2010.

Table 14: PG&E Corporation
Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended
	March 31,
	2011	2010
Operating Revenues
Electric	$2,617	$2,510
Natural gas	980	965
Total operating revenues	3,597	3,475
Operating Expenses
Cost of electricity	888	920
Cost of natural gas	508	495
Operating and maintenance	1,226	991
Depreciation, amortization, and decommissioning	491	451
Total operating expenses	3,113	2,857
Operating Income	484	618
Interest income	2	2
Interest expense	(177)	(168)
Other income (expense), net	17	(6)
Income Before Income Taxes	326	446
Income tax provision	124	185
Net Income	202	261
Preferred stock dividend requirement of subsidiary	3	3
Income Available for Common Shareholders	$199	$258
Weighted Average Common Shares Outstanding, Basic	396	371
Weighted Average Common Shares Outstanding, Diluted	397	389
Net Earnings Per Common Share, Basic	$0.50	$0.69
Net Earnings Per Common Share, Diluted	$0.50	$0.67
Dividends Declared Per Common Share	$0.46	$0.46

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Table 15: PG&E Corporation
Condensed Consolidated Balance Sheets
(in millions)

	(Unaudited)
	Balance At
	March 31,	December 31,
	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$240	$291
Restricted cash ($35 and $38 related to energy recovery bonds atMarch 31, 2011 and December 31, 2010, respectively)	431	563
Accounts receivable
Customers (net of allowance for doubtful accounts of $85 and $81 at March 31, 2011 and December 31, 2010, respectively)	922	944
Accrued unbilled revenue	616	649
Regulatory balancing accounts	1,293	1,105
Other	814	794
Regulatory assets	580	599
Inventories
Gas stored underground and fuel oil	78	152
Materials and supplies	214	205
Income taxes receivable	35	47
Other	248	193
Total current assets	5,471	5,542
Property, Plant, and Equipment
Electric	34,068	33,508
Gas	11,482	11,382
Construction work in progress	1,369	1,384
Other	14	15
Total property, plant, and equipment	46,933	46,289
Accumulated depreciation	(15,061)	(14,840)
Net property, plant, and equipment	31,872	31,449
Other Noncurrent Assets
Regulatory assets ($645 and $735 related to energy recovery bonds at March 31, 2011 and December 31, 2010, respectively)	5,655	5,846
Nuclear decommissioning trusts	2,054	2,009
Income taxes receivable	566	565
Other	641	614
Total other noncurrent assets	8,916	9,034
TOTAL ASSETS	$46,259	$46,025

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Table 15 (continued): PG&E Corporation
Condensed Consolidated Balance Sheets
(in millions, except share amounts)

	(Unaudited)
	Balance At
	March 31,	December 31,
	2011	2010
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$1,288	$853
Long-term debt, classified as current	922	809
Energy recovery bonds, classified as current	409	404
Accounts payable
Trade creditors	974	1,129
Disputed claims and customer refunds	691	745
Regulatory balancing accounts	531	256
Other	520	379
Interest payable	784	862
Income taxes payable	128	77
Deferred income taxes	79	113
Other	1,446	1,558
Total current liabilities	7,772	7,185
Noncurrent Liabilities
Long-term debt	10,294	10,906
Energy recovery bonds	321	423
Regulatory liabilities	4,584	4,525
Pension and other postretirement benefits	2,288	2,234
Asset retirement obligations	1,583	1,586
Deferred income taxes	5,721	5,547
Other	2,030	2,085
Total noncurrent liabilities	26,821	27,306
Commitments and Contingencies (Note 10)
Equity
Shareholders’ Equity
Preferred stock	-	-
Common stock, no par value, authorized 800,000,000 shares, 397,453,525 shares outstanding at March 31, 2011 and 395,227,205 shares outstanding at December 31, 2010	6,983	6,878
Reinvested earnings	4,624	4,606
Accumulated other comprehensive loss	(193)	(202)
Total shareholders’ equity	11,414	11,282
Noncontrolling Interest – Preferred Stock of Subsidiary	252	252
Total equity	11,666	11,534
TOTAL LIABILITIES AND EQUITY	$46,259	$46,025

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Table 16: PG&E Corporation
Consolidated Statements of Cash Flows
(in millions)

	(Unaudited)
	Three Months Ended
	March 31,
	2011	2010
Net income	$202	$261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	550	506
Allowance for equity funds used during construction	(20)	(28)
Deferred income taxes and tax credits, net	99	137
Other	(15)	26
Effect of changes in operating assets and liabilities:
Accounts receivable	35	114
Inventories	65	59
Accounts payable	182	87
Income taxes receivable/payable	34	69
Other current assets and liabilities	(205)	(319)
Regulatory assets, liabilities, and balancing accounts, net	(10)	(376)
Other noncurrent assets and liabilities	171	(141)
Net cash provided by operating activities	1,088	395
Cash Flows from Investing Activities
Capital expenditures	(945)	(855)
Decrease in restricted cash	132	4
Proceeds from sales and maturities of nuclear decommissioning trust investments	726	337
Purchases of nuclear decommissioning trust investments	(735)	(343)
Other	(61)	9
Net cash used in investing activities	(883)	(848)
Cash Flows from Financing Activities
Net issuances of commercial paper, net of discount of $1 in 2011	415	418
Long-term debt matured	(500)	-
Energy recovery bonds matured	(97)	(93)
Common stock issued	82	10
Common stock dividends paid	(174)	(157)
Other	18	6
Net cash provided by (used in) financing activities	(256)	184
Net change in cash and cash equivalents	(51)	(269)
Cash and cash equivalents at January 1	291	527
Cash and cash equivalents at March 31	$240	$258
Supplemental disclosures of cash flow information
Cash paid for:
Interest, net of amounts capitalized	$(215)	$(193)
Supplemental disclosures of noncash investing and financing activities
Common stock dividends declared but not yet paid	$181	$169
Capital expenditures financed through accounts payable	174	215
Noncash common stock issuances	6	-

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Table 17: Pacific Gas and Electric Company
Condensed Consolidated Statements of Income
(in millions)

	(Unaudited)
	Three Months Ended
	March 31,
	2011	2010
Operating Revenues
Electric	$2,616	$2,510
Natural gas	980	965
Total operating revenues	3,596	3,475
Operating Expenses
Cost of electricity	888	920
Cost of natural gas	508	495
Operating and maintenance	1,226	990
Depreciation, amortization, and decommissioning	490	451
Total operating expenses	3,112	2,856
Operating Income	484	619
Interest income	2	2
Interest expense	(171)	(156)
Other income (expense), net	17	(6)
Income Before Income Taxes	332	459
Income tax provision	131	195
Net Income	201	264
Preferred stock dividend requirement	3	3
Income Available for Common Stock	$198	$261

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Table 18: Pacific Gas and Electric Company
Condensed Consolidated Balance Sheets
(in millions)

	(Unaudited)
	Balance At
	March 31,	December 31,
	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$52	$51
Restricted cash ($35 and $38 related to energy recovery bonds at March 31, 2011 and December 31, 2010, respectively)	431	563
Accounts receivable
Customers (net of allowance for doubtful accounts of $85 and $81 at March 31, 2011 and December 31, 2010, respectively)	922	944
Accrued unbilled revenue	616	649
Regulatory balancing accounts	1,293	1,105
Other	842	856
Regulatory assets	580	599
Inventories
Gas stored underground and fuel oil	78	152
Materials and supplies	214	205
Income taxes receivable	43	48
Other	243	190
Total current assets	5,314	5,362
Property, Plant, and Equipment
Electric	34,068	33,508
Gas	11,482	11,382
Construction work in progress	1,369	1,384
Total property, plant, and equipment	46,919	46,274
Accumulated depreciation	(15,047)	(14,826)
Net property, plant, and equipment	31,872	31,448
Other Noncurrent Assets
Regulatory assets ($645 and $735 related to energy recovery bonds atMarch 31, 2011 and December 31, 2010, respectively)	5,655	5,846
Nuclear decommissioning trusts	2,054	2,009
Income taxes receivable	614	614
Other	364	400
Total other noncurrent assets	8,687	8,869
TOTAL ASSETS	$45,873	$45,679

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Table 18 (continued): Pacific Gas and Electric Company
Condensed Consolidated Balance Sheets
(in millions, except share amounts)

	(Unaudited)
	Balance At
	March 31,	December 31,
	2011	2010
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	$1,288	$853
Long-term debt, classified as current	922	809
Energy recovery bonds, classified as current	409	404
Accounts payable
Trade creditors	974	1,129
Disputed claims and customer refunds	691	745
Regulatory balancing accounts	531	256
Other	539	390
Interest payable	774	857
Income taxes payable	137	116
Deferred income taxes	87	118
Other	1,249	1,349
Total current liabilities	7,601	7,026
Noncurrent Liabilities
Long-term debt	9,945	10,557
Energy recovery bonds	321	423
Regulatory liabilities	4,584	4,525
Pension and other postretirement benefits	2,227	2,174
Asset retirement obligations	1,583	1,586
Deferred income taxes	5,833	5,659
Other	1,965	2,008
Total noncurrent liabilities	26,458	26,932
Commitments and Contingencies (Note 10)
Shareholders’ Equity
Preferred stock	258	258
Common stock, $5 par value, authorized 800,000,000 shares, 264,374,809 shares outstanding at March 31, 2011 and December 31, 2010	1,322	1,322
Additional paid-in capital	3,306	3,241
Reinvested earnings	7,114	7,095
Accumulated other comprehensive loss	(186)	(195)
Total shareholders’ equity	11,814	11,721
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$45,873	$45,679

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Table 19: Pacific Gas and Electric Company
Consolidated Statements of Cash Flows
(in millions)

	(Unaudited)
	Three Months Ended
	March 31,
	2011	2010
Net income	$201	$264
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	534	491
Allowance for equity funds used during construction	(20)	(28)
Deferred income taxes and tax credits, net	99	138
Other	(15)	26
Effect of changes in operating assets and liabilities:
Accounts receivable	69	114
Inventories	65	59
Accounts payable	190	94
Income taxes receivable/payable	34	77
Other current assets and liabilities	(196)	(325)
Regulatory assets, liabilities, and balancing accounts, net	(10)	(376)
Other noncurrent assets and liabilities	144	(126)
Net cash provided by operating activities	1,095	408
Cash Flows from Investing Activities
Capital expenditures	(945)	(855)
Decrease in restricted cash	132	4
Proceeds from sales and maturities of nuclear decommissioning trust investments	726	337
Purchases of nuclear decommissioning trust investments	(735)	(343)
Other	7	5
Net cash used in investing activities	(815)	(852)
Cash Flows from Financing Activities
Net issuances of commercial paper, net of discount of $1 in 2011	415	418
Long-term debt matured	(500)	-
Energy recovery bonds matured	(97)	(93)
Preferred stock dividends paid	(4)	(4)
Common stock dividends paid	(179)	(179)
Equity contribution	65	20
Other	21	8
Net cash provided by (used in) financing activities	(279)	170
Net change in cash and cash equivalents	1	(274)
Cash and cash equivalents at January 1	51	334
Cash and cash equivalents at March 31	$52	$60
Supplemental disclosures of cash flow information
Cash paid for:
Interest, net of amounts capitalized	$(215)	$(193)
Supplemental disclosures of noncash investing and financing activities
Capital expenditures financed through accounts payable	$174	$215

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.